Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-76011, 333-89267, 333-94123 and 333-40682.




/s/ARTHUR ANDERSEN LLP



San Diego, California
April 18, 2002